UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2006

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20450 Stevens Creek Blvd, Suite 800

Cupertino, California 95014

(Address of principal executive offices, including zip code)

(408) 863-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 17, 2006, Borland Software Corporation (“Borland”) received a notice from the staff of The Nasdaq Stock Market stating that Borland is not in compliance with Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. The notice is automatically generated by Nasdaq and indicated that, unless Borland requests an appeal of this determination, trading of Borland’s common stock will be suspended at the opening of business on November 28, 2006. Borland intends to request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the Nasdaq staff’s determination. The hearing request will automatically stay the delisting of Borland’s common stock pending the Panel’s decision. There can be no assurance, however, that the Panel will grant Borland’s request or that Borland’s common stock will not be delisted.

Borland issued a press release in connection with the foregoing matter on November 21, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued on November 21, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: November 21, 2006	By:	/s/ Gregory J. Wrenn
	Name:	Gregory J. Wrenn
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on November 21, 2006